EXHIBIT 99.1
OCTOBER 31, 2025
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2025 Financial Results

Hammond, Louisiana, October 31, 2025 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the third quarter and nine months ending September 30, 2025.

Financial Highlights for the third quarter and nine months ended September 30, 2025, are as follows:

•Net (loss) income for the three months ended September 30, 2025 and 2024 was $(45.0) million and $1.9 million respectively, a decrease of $46.9 million. Net (loss) income for the nine months ended September 30, 2025 and 2024 was $(58.5) million and $11.4 million, respectively, a decrease of $69.9 million. During the third quarter, First Guaranty recorded a $47.9 million provision for credit losses. $39.8 million of the $47.9 million provision was associated with one commercial lease relationship further described below. The provision for credit losses, together with the goodwill impairment charge of $12.9 million, were the primary drivers for the loss in the quarter, as net interest income, noninterest income and noninterest expense (excluding the goodwill impairment) were stable.

•First Guaranty has a $52.0 million credit exposure associated with commercial lease financing to entities related to an auto parts manufacturer that declared Chapter 11 bankruptcy during the third quarter. The credit exposure consists of one $17.2 million commercial lease, which was past due on its payments and placed on nonaccrual as of September 30, 2025, and three commercial leases totaling $34.8 million that were current on payments and remained classified as performing as of September 30, 2025. First Guaranty has downgraded all four lease credits to substandard and impaired status. A specific reserve of $17.2 million has been established for the nonaccrual credit and a specific reserve of $22.6 million has been established for the three lease credits that remain performing. The commercial leases are serviced by a third party.

•CEO Michael R. Mineer stated the following: "First Guaranty has made significant progress in reducing risk in our balance sheet and increasing our capital ratios. I am disappointed with the news associated with the auto parts bankruptcy but we have taken proactive steps to reserve against the credit given the current known facts. First Guaranty Bank's risk weighted capital ratio has improved to 12.34% at September 30, 2025 compared to 11.66% at September 30, 2024. Our business strategy change from July of last year prepared the bank to be able to withstand this event. We anticipate further clarification of our position in the fourth quarter of 2025. For the time being we will retain the high level of reserve against these commercial lease credits."

•First Guaranty recognized a one-time non-cash impairment charge to goodwill of $12.9 million. The impairment was the result of First Guaranty's stock price trading below book value and the recent increase in credit provisions. The impairment charge did not impact regulatory capital ratios.

•Total assets decreased $175.4 million and were $3.8 billion at September 30, 2025 compared to December 31, 2024. Total loans at September 30, 2025 were $2.3 billion, a decrease of $414.0 million, or 15.4%, compared with December 31, 2024. Total deposits were $3.4 billion at September 30, 2025, a decrease of $121.4 million, or 3.5%, compared with December 31, 2024. Retained earnings were $12.3 million at September 30, 2025, a decrease of $60.6 million compared to $73.0 million at December 31, 2024. Shareholders' equity was $221.1 million and $255.0 million at September 30, 2025 and December 31, 2024, respectively.

•(Loss) earnings per common share were $(3.01) and $0.11 for the three months ended September 30, 2025 and 2024, respectively. Total weighted average shares outstanding were 15,122,702 and 12,504,717 for the three months ended September 30, 2025 and 2024, respectively. (Loss) earnings per common share were $(4.45) and $0.78 for the nine months ended September 30, 2025 and 2024, respectively. Total weighted average shares outstanding were 13,523,009 and 12,499,799 for the nine months ended September 30, 2025 and 2024, respectively. The change in shares was primarily due to the conversion of $15.0 million in subordinated debt in the second quarter and the issuance of 122,503 shares of common stock under private placement during the third quarter of 2025.

•The allowance for credit losses was 3.76% of total loans at September 30, 2025 compared to 1.29% at December 31, 2024.

•Net interest income for the three months ended September 30, 2025 was $22.2 million compared to $22.7 million for the three months ended September 30, 2024. Net interest income for the nine months ended September 30, 2025 was $66.7 million compared to $65.9 million for the nine months ended September 30, 2024.

•The provision for credit losses for the three months ended September 30, 2025 was $47.9 million compared to $4.9 million for the three months ended September 30, 2024. The provision for credit losses for the nine months ended September 30, 2025 was $79.1 million compared to $14.0 million for the nine months ended September 30, 2024.

•Charge-offs were $21.3 million during the three months ended September 30, 2025 and $2.6 million during the same period in 2024. Charge-offs for the third quarter of 2025 were concentrated with two commercial real estate credits. $9.4 million was charged off on an independent living center located in Louisiana. $10.4 million was charged off on an apartment complex located in Texas. Recoveries totaled $0.3 million during the three months ended September 30, 2025 and $0.2 million during the same period in 2024. Charge-offs were $29.4 million during the nine months ended September 30, 2025 and $13.7 million during the same period in 2024. Recoveries totaled $0.7 million during the nine months ended September 30, 2025 and $0.7 million during the same period in 2024.

•First Guaranty had $12.1 million of other real estate owned as of September 30, 2025 compared to $0.3 million at December 31, 2024. $7.4 million of other real estate owned as of September 30, 2025 is comprised of a land development project that is under contract to be sold in the fourth quarter of 2025. First Guaranty also transferred $4.4 million of existing bank owned properties previously used as either operating branches or future branch development to other real estate owned. The bank plans to sell these properties.

•The net interest margin for the three months ended September 30, 2025 was 2.34% which was a decrease of 17 basis points from the net interest margin of 2.51% for the same period in 2024. The net interest margin for the nine months ended September 30, 2025 was 2.35% which was a decrease of 17 basis points from the net interest margin of 2.52% for the same period in 2024. Loans as a percentage of average interest earning assets decreased to 65.1% at September 30, 2025 compared to 80.0% at September 30, 2024.

•Investment securities totaled $696.7 million at September 30, 2025, an increase of $94.0 million when compared to $602.7 million at December 31, 2024. At September 30, 2025, available for sale securities, at fair value, totaled $374.3 million, an increase of $93.2 million when compared to $281.1 million at December 31, 2024. At September 30, 2025, held to maturity securities, at amortized cost and net of the allowance for credit losses totaled $322.4 million, an increase of $0.8 million when compared to $321.6 million at December 31, 2024. The allowance for credit losses for HTM securities was $0.2 million at September 30, 2025 and December 31, 2024.

•Total loans net of unearned income were $2.3 billion at September 30, 2025, a net decrease of $414.0 million from December 31, 2024. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $85.7 million at September 30, 2025 and $34.8 million at December 31, 2024, respectively.

•Nonaccrual loans increased $5.7 million to $114.3 million at September 30, 2025 compared to $108.5 million at December 31, 2024. Nonaccrual loans decreased $4.9 million when compared to June 30, 2025. The decrease compared to June 30, 2025 was due principally to the payoff on an $8.8 million commercial real estate loan located in the Midwest and to associated charge offs on existing nonaccrual loans that totaled $21.0 million in the quarter. The decrease was partially offset by the $17.2 million commercial lease placed into nonaccrual.

•At September 30, 2025, the largest 10 non-performing loan relationships comprise 77% of total non-performing assets. Additional details on the non-performing relationships are as follows:
1.A $18.1 million loan relationship secured by an independent living center located in Louisiana; the loan was placed on nonaccrual in the fourth quarter of 2024. The principal balance was $27.5 million at June 30, 2025 and was charged down by $9.4 million in the third quarter of 2025.
2.A $17.2 million commercial equipment lease located primarily in Kansas; it was placed in nonaccrual in the third quarter of 2025. This relates to the auto parts bankruptcy.
3.A $15.4 million loan relationship secured by a multifamily apartment complex located in Texas; the loan was placed on nonaccrual in the fourth quarter of 2024. The principal balance was $25.8 million at June 30, 2025 and was charged down by $10.4 million in the third quarter of 2025.
4.A $15.1 million loan relationship secured by an assisted living center located in Louisiana; the loan was placed on nonaccrual in the second quarter of 2025. Payments received on the loan in the third quarter of 2025 reduced the balance by $0.5 million.
5.A $8.3 million loan relationship secured by an assisted living center located in Texas; the loan was placed on nonaccrual in the third quarter of 2025.
6.A $7.4 million loan relationship secured by land located in Texas; the loan was transferred to other real estate owned in the second quarter of 2025.
7.A $6.5 million loan relationship secured by a multifamily apartment complex located in Texas; the loan was placed on nonaccrual in the second quarter of 2025.
8.A $5.2 million loan relationship was placed on nonaccrual during the second quarter of 2025. The loan is secured by multifamily apartment complexes located in Louisiana.
9.A $2.2 million loan relationship was placed on nonaccrual during the third quarter of 2025. This loan is secured by a retail location located in Florida.
10.A $1.6 million loan relationship was placed on nonaccrual during the fourth quarter of 2024. This loan is secured by a convenience store located in Texas.

•First Guaranty charged off $21.3 million in loan balances during the third quarter of 2025. The details of the $21.3 million in charged-off loans were as follows:
1.First Guaranty charged off $0.3 million in consumer loans during the third quarter of 2025. The consumer loan charge offs included $0.1 million in credit card loans, $0.1 million of loans secured by automobiles or equipment, and $0.1 million in unsecured loans.
2.First Guaranty charged off $10.4 million on a multifamily loan during the third quarter of 2025. This relationship had a remaining principal balance of $15.4 million as of September 30, 2025.
3.First Guaranty charged off $9.4 million on a non-farm non-residential loan relationship secured by an independent living center during the third quarter of 2025. This relationship had a remaining principal balance of $18.1 million as of September 30, 2025.
4.First Guaranty charged off $0.5 million on a commercial lease loan relationship during the third quarter of 2025. This relationship had no remaining principal balance as of September 30, 2025.
5.First Guaranty charged off $0.4 million on a 1-4 family loan relationship during the third quarter of 2025. This relationship had a remaining principal balance of $0.7 million as of September 30, 2025.
6.Smaller loans and overdrawn deposit accounts comprised the remaining $0.3 million of charge-offs for the third quarter of 2025.

•Noninterest expense totaled $30.2 million for the third quarter of 2025 (including $12.9 million of goodwill impairment), $17.3 million for the second quarter of 2025, $18.0 million for the first quarter of 2025, $17.9 million for the fourth quarter of 2024, and $19.7 million for the third quarter of 2024. Full time equivalent employees totaled 339 at September 30, 2025. Full time equivalent employees totaled 360 at June 30, 2025, 380 at March 31, 2025, 399 at December 31, 2024, and 404 at September 30, 2024.

•Return on average assets for the three months ended September 30, 2025 and 2024 was (4.61)% and 0.21%, respectively. Return on average assets for the nine months ended September 30, 2025 and 2024 was (2.00)% and 0.42%, respectively. Return on average common equity for the three months ended September 30, 2025 and 2024 was (78.41)% and 2.40%, respectively. Return on average common equity for the nine months ended September 30, 2025 and 2024 was (35.83)% and 5.87% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $12.25 as of September 30, 2025 compared to $17.75 as of December 31, 2024. The decrease was due primarily to the decrease in retained earnings and recent issuance of new shares, offset by changes in accumulated other comprehensive income ("AOCI"). AOCI is comprised of unrealized gains and losses on available for sale securities, including unrealized losses on available for sale securities at the time of transfer to held to maturity.

•First Guaranty's Board of Directors declared cash dividends of $0.01 and $0.08 per common share in the third quarter of 2025 and 2024. The reduction in the common stock dividend payment was done in order to preserve capital as part of First Guaranty’s new business strategy announced in the third quarter of 2024. First Guaranty has paid 129 consecutive quarterly dividends as of September 30, 2025.

•First Guaranty paid preferred stock dividends of $1.7 million during the first nine months of 2025 and 2024.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-five locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents:
Cash and due from banks	$753,629	$563,778
Federal funds sold	554	430
Cash and cash equivalents	754,183	564,208

Interest-earning time deposits with banks	250	250

Investment securities:
Available for sale, at fair value (cost of $372,873 and $284,321 respectively)	374,335	281,097
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $264,566 and $251,458 respectively)	322,413	321,622
Investment securities	696,748	602,719

Federal Home Loan Bank stock, at cost	10,079	9,706
Loans held for sale	—	—

Loans, net of unearned income	2,279,741	2,693,780
Less: allowance for credit losses	85,713	34,811
Net loans	2,194,028	2,658,969

Premises and equipment, net	59,979	67,789
Goodwill	—	12,900
Intangible assets, net	2,847	3,474
Other real estate, net	12,050	319
Accrued interest receivable	14,776	14,850
Other assets	52,396	37,544
Total Assets	$3,797,336	$3,972,728

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$396,906	$404,056
Interest-bearing demand	1,390,219	1,387,068
Savings	215,077	234,444
Time	1,352,695	1,450,692
Total deposits	3,354,897	3,476,260

Short-term advances from Federal Home Loan Bank	—	—
Short-term borrowings	—	—
Repurchase agreements	7,117	7,009
Accrued interest payable	16,333	20,437
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,196	15,169
Junior subordinated debentures	29,790	44,745
Other liabilities	18,928	19,059
Total Liabilities	3,576,261	3,717,679

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 15,352,947 and 12,504,717 shares issued and outstanding	15,353	12,505
Surplus	168,682	149,389
Retained earnings	12,342	72,965
Accumulated other comprehensive (loss) income	(8,360)	(12,868)
Total Shareholders' Equity	221,075	255,049
Total Liabilities and Shareholders' Equity	$3,797,336	$3,972,728
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2025	2024	2025	2024
Interest Income:
Loans (including fees)	$39,325	$49,811	$123,307	$144,281
Deposits with other banks	7,777	4,645	21,287	11,747
Securities (including FHLB stock)	6,398	2,971	17,690	7,958
Total Interest Income	53,500	57,427	162,284	163,986

Interest Expense:
Demand deposits	13,185	16,957	38,097	50,992
Savings deposits	1,058	1,374	3,656	3,928
Time deposits	14,519	12,631	45,605	32,649
Borrowings	2,500	3,767	8,225	10,556
Total Interest Expense	31,262	34,729	95,583	98,125

Net Interest Income	22,238	22,698	66,701	65,861
Less: Provision for credit losses	47,933	4,904	79,091	14,013
Net Interest Income (Loss) after Provision for Credit Losses	(25,695)	17,794	(12,390)	51,848

Noninterest Income:
Service charges, commissions and fees	832	815	2,515	2,343
ATM and debit card fees	741	784	2,266	2,352
Net gains on securities	—	—	—	—
Net gains on sale of loans	—	1,471	—	1,481
Net (losses) gains on sale of assets	(366)	31	(362)	13,244
Other	653	1,304	1,951	2,819
Total Noninterest Income	1,860	4,405	6,370	22,239

Total Business Revenue (Loss), Net of Provision for Credit Losses	(23,835)	22,199	(6,020)	74,087

Noninterest Expense:
Salaries and employee benefits	7,465	10,098	23,749	30,438
Occupancy and equipment expense	2,605	2,538	7,850	7,356
Goodwill impairment	12,900	—	12,900	—
Other	7,205	7,070	20,960	21,455
Total Noninterest Expense	30,175	19,706	65,459	59,249

(Loss) Income Before Income Taxes	(54,010)	2,493	(71,479)	14,838
Less: (Benefit) provision for income taxes	(9,007)	566	(13,007)	3,400
Net (Loss) Income	(45,003)	1,927	(58,472)	11,438
Less: Preferred stock dividends	582	582	1,746	1,747
Net (Loss) Income Available to Common Shareholders	$(45,585)	$1,345	$(60,218)	$9,691

Per Common Share:
(Loss) Earnings	$(3.01)	$0.11	$(4.45)	$0.78
Cash dividends paid	$0.01	$0.08	$0.03	$0.40

Weighted Average Common Shares Outstanding	15,122,702	12,504,717	13,523,009	12,499,799
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,
(in thousands, except share data)	2025	2025	2025	2024
Interest Income:
Loans (including fees)	$39,325	$41,013	$42,969	$46,101
Deposits with other banks	7,777	7,511	5,999	5,652
Securities (including FHLB stock)	6,398	5,797	5,495	5,967
Total Interest Income	53,500	54,321	54,463	57,720

Interest Expense:
Demand deposits	13,185	12,708	12,204	14,339
Savings deposits	1,058	1,336	1,262	1,245
Time deposits	14,519	15,196	15,890	16,517
Borrowings	2,500	2,841	2,884	3,042
Total Interest Expense	31,262	32,081	32,240	35,143

Net Interest Income	22,238	22,240	22,223	22,577
Less: Provision for credit losses	47,933	16,610	14,548	6,021
Net Interest Income (Loss) after Provision for Credit Losses	(25,695)	5,630	7,675	16,556

Noninterest Income:
Service charges, commissions and fees	832	834	849	846
ATM and debit card fees	741	778	747	780
Net gains on securities	—	—	—	—
Net gains on sale of loans	—	—	—	—
Net (losses) gains on sale of assets	(366)	—	4	62
Other	653	544	754	812
Total Noninterest Income	1,860	2,156	2,354	2,500

Total Business Revenue (Loss), Net of Provision for Credit Losses	(23,835)	7,786	10,029	19,056

Noninterest Expense:
Salaries and employee benefits	7,465	7,843	8,441	7,866
Occupancy and equipment expense	2,605	2,605	2,640	2,831
Goodwill impairment	12,900	—	—	—
Other	7,205	6,819	6,936	7,191
Total Noninterest Expense	30,175	17,267	18,017	17,888

(Loss) Income Before Income Taxes	(54,010)	(9,481)	(7,988)	1,168
Less: (Benefit) provision for income taxes	(9,008)	(2,178)	(1,822)	158
Net (Loss) Income	(45,002)	(7,303)	(6,166)	1,010
Less: Preferred stock dividends	582	582	582	582
Net (Loss) Income Available to Common Shareholders	$(45,584)	$(7,885)	$(6,748)	$428

Per Common Share:
(Loss) Earnings	$(3.01)	$(0.61)	$(0.54)	$0.03
Cash dividends paid	$0.01	$0.01	$0.01	$0.01

Weighted Average Common Shares Outstanding	15,122,702	12,910,785	12,506,792	12,504,717
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$697,288	$7,777	4.42%	$364,538	$4,645	5.07%
Securities (including FHLB stock)	722,380	6,398	3.51%	424,620	2,971	2.78%
Federal funds sold	556	—	—%	2,211	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,346,551	39,325	6.65%	2,811,227	49,811	7.05%
Total interest-earning assets	3,766,775	$53,500	5.63%	3,602,596	$57,427	6.34%

Noninterest-earning assets:
Cash and due from banks	21,031			19,021
Premises and equipment, net	65,039			68,974
Other assets	19,419			35,860
Total Assets	$3,872,264			$3,726,451

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,399,102	$13,185	3.74%	$1,499,327	$16,957	4.50%
Savings deposits	213,383	1,058	1.97%	234,118	1,374	2.33%
Time deposits	1,362,955	14,519	4.23%	1,036,757	12,631	4.85%
Borrowings	186,087	2,500	5.33%	271,954	3,767	5.51%
Total interest-bearing liabilities	3,161,527	$31,262	3.92%	3,042,156	$34,729	4.54%

Noninterest-bearing liabilities:
Demand deposits	405,479			408,383
Other	41,541			19,562
Total Liabilities	3,608,547			3,470,101

Shareholders' equity	263,717			256,350
Total Liabilities and Shareholders' Equity	$3,872,264			$3,726,451
Net interest income		$22,238			$22,698

Net interest rate spread (1)			1.71%			1.80%
Net interest-earning assets (2)	$605,248			$560,440
Net interest margin (3), (4)			2.34%			2.51%

Average interest-earning assets to interest-bearing liabilities			119.14%			118.42%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.35% and 2.51% for the above periods ended September 30, 2025 and 2024 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2025 and 2024 respectively.
(5)Annualized.
(6)Includes loan fees of $1.0 million and $1.5 million for the three months ended September 30, 2025 and 2024 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$640,961	$21,287	4.44%	$299,449	$11,747	5.24%
Securities (including FHLB stock)	683,930	17,690	3.46%	396,025	7,958	2.68%
Federal funds sold	534	—	—%	1,060	—	—%
Loans held for sale	1,131	—	—%	—	—	—%
Loans, net of unearned income (6)	2,476,128	123,307	6.66%	2,793,397	144,281	6.90%
Total interest-earning assets	3,802,684	$162,284	5.71%	3,489,931	$163,986	6.28%

Noninterest-earning assets:
Cash and due from banks	20,691			19,439
Premises and equipment, net	66,041			69,951
Other assets	24,342			31,144
Total Assets	$3,913,758			$3,610,465

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,380,225	$38,097	3.69%	$1,519,743	$50,992	4.48%
Savings deposits	231,206	3,656	2.11%	229,763	3,928	2.28%
Time deposits	1,403,370	45,605	4.34%	924,857	32,649	4.72%
Borrowings	196,267	8,225	5.60%	246,502	10,556	5.72%
Total interest-bearing liabilities	3,211,068	$95,583	3.98%	2,920,865	$98,125	4.49%

Noninterest-bearing liabilities:
Demand deposits	404,640			416,389
Other	40,306			19,636
Total Liabilities	3,656,014			3,356,890

Shareholders' equity	257,744			253,575
Total Liabilities and Shareholders' Equity	$3,913,758			$3,610,465
Net interest income		$66,701			$65,861

Net interest rate spread (1)			1.73%			1.79%
Net interest-earning assets (2)	$591,616			$569,066
Net interest margin (3), (4)			2.35%			2.52%

Average interest-earning assets to interest-bearing liabilities			118.42%			119.48%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.35% and 2.53% for the above periods ended September 30, 2025 and 2024 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2025 and 2024 respectively.
(5)Annualized.
(6)Includes loan fees of $3.9 million and $5.5 million for the nine months ended September 30, 2025 and 2024 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024:

	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$231,156	10.1%	$268,828	11.1%	$288,291	11.4%	$330,048	12.2%
Farmland	31,685	1.4%	32,267	1.3%	29,961	1.2%	35,991	1.3%
1- 4 Family	441,017	19.3%	440,465	18.2%	444,373	17.6%	450,371	16.7%
Multifamily	137,582	6.0%	144,864	6.0%	144,518	5.7%	165,121	6.1%
Non-farm non-residential	1,003,198	43.9%	1,052,503	43.5%	1,117,174	44.4%	1,159,842	42.9%
Total Real Estate	1,844,638	80.7%	1,938,927	80.1%	2,024,317	80.3%	2,141,373	79.2%
Non-Real Estate:
Agricultural	44,737	2.0%	42,831	1.8%	37,599	1.5%	40,722	1.5%
Commercial and industrial(1)	227,077	9.9%	238,144	9.9%	234,511	9.3%	257,518	9.5%
Commercial leases	134,958	5.9%	159,209	6.6%	183,993	7.3%	220,200	8.2%
Consumer and other	34,763	1.5%	38,240	1.6%	39,773	1.6%	42,267	1.6%
Total Non-Real Estate	441,535	19.3%	478,424	19.9%	495,876	19.7%	560,707	20.8%
Total loans before unearned income	2,286,173	100.0%	2,417,351	100.0%	2,520,193	100.0%	2,702,080	100.0%
Unearned income	(6,432)		(6,846)		(7,405)		(8,300)
Total loans net of unearned income	$2,279,741		$2,410,505		$2,512,788		$2,693,780

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Nonaccrual loans:
Real Estate:
Construction and land development	$8,707	$1,766	$11,502	$3,624
Farmland	2,777	1,785	2,177	2,619
1- 4 family	10,536	11,866	10,582	10,053
Multifamily	23,998	34,668	26,533	27,542
Non-farm non-residential	42,532	59,668	72,949	54,171
Total Real Estate	88,550	109,753	123,743	98,009
Non-Real Estate:
Agricultural	1,886	1,782	1,798	1,992
Commercial and industrial	5,339	5,567	6,152	6,762
Commercial leases	18,358	1,961	1,533	1,533
Consumer and other	132	116	167	233
Total Non-Real Estate	25,715	9,426	9,650	10,520
Total nonaccrual loans	114,265	119,179	133,393	108,529

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	7,394
Farmland	—	—	—	—
1- 4 family	—	—	—	—
Multifamily	—	—	—	—
Non-farm non-residential	—	284	387	4,108
Total Real Estate	—	284	387	11,502
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total loans 90 days and greater delinquent & accruing	—	284	387	11,502

Total non-performing loans	114,265	119,463	133,780	120,031

Real Estate Owned:
Real Estate Loans:
Construction and land development	8,545	7,384	—	226
Farmland	—	—	—	—
1- 4 family	234	192	62	3
Multifamily	—	—	—	—
Non-farm non-residential	3,271	81	90	90
Total Real Estate	12,050	7,657	152	319
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	12,050	7,657	152	319

Total non-performing assets	$126,315	$127,120	$133,932	$120,350

Non-performing assets to total loans	5.54%	5.27%	5.33%	4.47%
Non-performing assets to total assets	3.33%	3.20%	3.50%	3.03%
Non-performing loans to total loans	5.01%	4.96%	5.32%	4.46%
Nonaccrual loans to total loans	5.01%	4.94%	5.31%	4.03%
Allowance for credit losses to nonaccrual loans	75.01%	49.40%	32.25%	32.08%
Net loan charge-offs to average loans	1.55%	0.60%	1.03%	0.64%

Top 10 Non-Performing Assets

		Current Balance	Allocated Reserve	Origination Year	Location
	Asset Description
1	Independent Living Center	$18,070	$10,460	2021	Louisiana
2	Commercial Lease	17,187	17,187	2024	Kansas
3	Apartment Complex	15,390	—	2022	Texas
4	Assisted Living Center	15,121	—	2019	Louisiana
5	Assisted Living Center	8,252	—	2023	Texas
6	Land Development OREO	7,384	—	2022	Texas
7	Apartment Complex	6,502	148	2022	Texas
8	Apartment Complex	5,244	857	2023	Louisiana
9	Retail Location	2,150	—	2020	Florida
10	Convenience Store	1,640	—	2021	Texas
		$96,940	$28,652

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Other noninterest expense:
Legal and professional fees	$988	$625	$2,747	$3,102
Data processing	336	413	1,022	1,196
ATM fees	390	424	1,242	1,237
Marketing and public relations	151	296	555	999
Taxes - sales, capital, and franchise	542	678	1,585	1,890
Operating supplies	66	41	152	247
Software expense and amortization	1,211	1,203	3,615	3,824
Travel and lodging	88	112	286	599
Telephone	88	135	283	378
Amortization of core deposit intangibles	174	174	522	522
Donations	51	58	191	241
Net costs from other real estate and repossessions	13	150	87	533
Regulatory assessment	1,777	1,182	4,930	3,105
Other	1,330	1,579	3,743	3,582
Total other noninterest expense	$7,205	$7,070	$20,960	$21,455

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended December 31,
(in thousands)	2025	2025	2025	2024
Other noninterest expense:
Legal and professional fees	$988	$671	$1,088	$1,363
Data processing	336	349	337	359
ATM fees	390	502	350	431
Marketing and public relations	151	163	241	241
Taxes - sales, capital, and franchise	542	543	500	347
Operating supplies	66	49	37	89
Software expense and amortization	1,211	1,188	1,216	1,269
Travel and lodging	88	126	72	86
Telephone	88	104	91	46
Amortization of core deposit intangibles	174	174	174	174
Donations	51	82	58	26
Net costs from other real estate and repossessions	13	24	50	294
Regulatory assessment	1,777	1,609	1,544	1,583
Other	1,330	1,235	1,178	883
Total other noninterest expense	$7,205	$6,819	$6,936	$7,191

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2025	2024	2023	2022	2021
Tangible Common Equity
Total shareholders' equity	$221,075	$255,049	$249,631	$234,991	$223,889
Adjustments:
Preferred	33,058	33,058	33,058	33,058	33,058
Goodwill	—	12,900	12,900	12,900	12,900
Acquisition intangibles	2,439	2,962	3,658	4,355	5,051
Other intangibles	100	100	100	—	—
Tangible common equity	$185,478	$206,029	$199,915	$184,678	$172,880
Common shares outstanding	15,352,947	12,504,717	12,475,424	10,716,796	10,716,796
Book value per common share	$12.25	$17.75	$17.36	$18.84	$17.81
Tangible book value per common share	$12.08	$16.48	$16.03	$17.23	$16.13
Tangible Assets
Total Assets	$3,797,336	$3,972,728	$3,552,772	$3,151,347	$2,878,120
Adjustments:
Goodwill	—	12,900	12,900	12,900	12,900
Acquisition intangibles	2,439	2,962	3,658	4,355	5,051
Other intangibles	100	100	100	—	—
Tangible Assets	$3,794,797	$3,956,766	$3,536,114	$3,134,092	$2,860,169
Tangible common equity to tangible assets	4.89%	5.21%	5.65%	5.89%	6.04%

Regulatory Capital

Risk-based capital regulations adopted by the FDIC require banks to achieve and maintain specified ratios of capital to risk-weighted assets. Similar capital regulations apply to bank holding companies over $3.0 billion in assets. The risk-based capital rules are designed to measure "Tier 1" capital (consisting of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock and trust preferred securities, net of goodwill and other intangible assets and accumulated other comprehensive income) and total capital in relation to the credit risk of both on- and off- balance sheet items. Under the guidelines, one of its risk weights is applied to the different on-balance sheet items. Off-balance sheet items, such as loan commitments, are also subject to risk weighting. Applicable bank holding companies and all banks must maintain a minimum total capital to total risk weighted assets ratio of 8.00%, at least half of which must be in the form of core or Tier 1 capital. These guidelines also specify that bank holding companies that are experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels.

In order to avoid limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of September 30, 2025, the Bank's capital conservation buffer was 4.34% exceeding the minimum of 2.50%. As of September 30, 2025, First Guaranty's capital conservation buffer was 3.48% exceeding the minimum of 2.50%.

As a result of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Federal Reserve Board has amended its small bank holding company and savings and loan holding company policy statement to provide that holding companies with consolidated assets of less than $3 billion that are (i) not engaged in significant nonbanking activities, (ii) do not conduct significant off-balance sheet activities, and (3) do not have a material amount of SEC-registered debt or equity securities, other than trust preferred securities, that contribute to an organization's complexity, are no longer subject to regulatory capital requirements, effective August 30, 2018. On January 1, 2024, First Guaranty ceased being considered a "small bank holding company". Accordingly, both the Bank and First Guaranty are required to maintain specified ratios of capital to risk-weighted assets.

In addition, as a result of the legislation, the federal banking agencies have developed a "Community Bank Leverage Ratio" (the ratio of a bank's Tier 1 capital to average total consolidated assets) for financial institutions with assets of less than $10 billion.  A "qualifying community bank" that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered "well capitalized" under Prompt Corrective Action statutes. The federal banking agencies may consider a financial institution's risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. The federal banking agencies set the new Community Bank Leverage Ratio at 9%. Pursuant to the CARES Act, the federal banking agencies set the Community Bank Leverage Ratio at 8% beginning in the second quarter of 2020 through the end of 2020. Beginning in 2021, the Community Bank Leverage Ratio increased to 8.5% for the calendar year. Community banks will have until January 1, 2022, before the Community Bank Leverage Ratio requirement will return to 9%. A financial institution can elect to be subject to this new definition. As of September 30, 2025, the Bank has not elected to follow the Community Bank Leverage Ratio.

At September 30, 2025, we satisfied the minimum regulatory capital requirements and were well capitalized within the meaning of federal regulatory requirements.

	"Well Capitalized Minimums"	As of September 30, 2025	As of December 31, 2024
Tier 1 Leverage Ratio
Bank	5.00%	6.92%	7.82%
Consolidated	5.00%	5.91%	6.42%
Tier 1 Risk-based Capital Ratio
Bank	8.00%	11.09%	11.00%
Consolidated	8.00%	9.48%	9.04%
Total Risk-based Capital Ratio
Bank	10.00%	12.34%	12.11%
Consolidated	10.00%	11.97%	11.73%
Common Equity Tier One Capital Ratio
Bank	6.50%	11.09%	11.00%
Consolidated	6.50%	8.11%	7.87%